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                                                                   EXHIBIT 10.12


                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is made and entered into as of the 31st day of January, 2003, between INTERFACE, Inc., a Georgia corporation (the "COMPANY"), and DANIEL T. HENDRIX, a resident of Atlanta, Georgia ("EXECUTIVE").

                                   BACKGROUND

         The Company and Executive entered into an Employment Agreement, dated as of April 1, 1997, as amended by (i) the Amendment to Employment Agreement, dated as of January 6, 1998, and (ii) the Second Amendment to Employment Agreement, dated as of January 14, 1999 (as so amended, the "AGREEMENT"). After serving for many years as the Chief Financial Officer of the Company, Executive was appointed on July 1, 2001 as the Company's President and Chief Executive Officer. In his capacities as President and Chief Executive Officer, Executive has had and will continue to have an active role in managing and supervising the financial affairs of the Company. The parties desire to amend the Agreement to reflect Executive's promotion to President and Chief Executive Officer as set forth in this Amendment.

                                   AGREEMENT

         For and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

         2. Section 1 of the Agreement is deleted in its entirety and the following is inserted in its place:

                  1. Employment. Subject to the terms and conditions of this Agreement, Executive shall be employed by the Company as President and Chief Executive Officer of the Company, and shall perform such duties and functions for the Company and its subsidiaries and affiliates as shall be specified from time to time by the Board of Directors of the Company. Executive accepts such employment and agrees to perform such executive duties as may be assigned to Executive. Executive may be relocated, and Executive's titles and duties may be changed, but Executive will not be demoted or given lesser titles.

         3. Section 2 of the Agreement is amended by deleting the following phrase: "the CEO of the Company acting under authorization from."
Section 2 shall now read in its entirety as follows:

                  2. Duties. Executive shall devote his full business related time and best efforts to accomplishing such executive duties at such locations as may be requested by the Board of Directors of the Company.


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         4.       Section 6(a) of the Agreement is amended by deleting the
language "CEO or" appearing in the first sentence of that section. The first sentence of Section 6(a) shall now read as follows: "Executive's salary, current perquisites (including, but not limited to, car allowance) and bonus opportunity (currently expressed as a percentage of Executive's base salary) may be increased from time to time as determined by the Board of Directors (or Committee of the Board), but shall not be reduced or eliminated."

         5. Sections 7(a)(iv) and 7(a)(v) of the Agreement are deleted in their entirety and the following are inserted in their place:

                           (iv) "Products" - (A) carpet tile, broadloom carpet (whether 12-foot, 6-foot or other competitive widths) and resilient textile flooring, (B) specialty interior fabrics (wall, panel, window and upholstery), and (C) specialty chemicals and interior architectural products (including raised/access floors) for contract, commercial, institutional and residential markets and customers.

                           (v) "Services" - the services Executive shall provide as a Company executive, and that Executive shall be prohibited from providing (whether as an owner, partner, employee, consultant or in any other capacity) in competition with the Company, in accordance with the terms of this Agreement, which are to manage and supervise, and to have responsibility for, the conduct of the business of designing, developing, manufacturing, purchasing for resale, marketing, selling, distributing, installing, maintaining and reclaiming Products, including (A) development of overall business strategy, including strategy for financing the business through loans, sale of securities and other financing methods, (B) planning for expansion of the business, including expansion through mergers, acquisitions, joint ventures and other combinations, alliances and affiliations, (C) developing and maintaining relationships with principal customers and suppliers and with independent accountants, financial institutions, investment banks and the investment community and analysts, (D) providing supervision and oversight of the principal executives in charge of various components of the business, (E) having oversight and supervision of new product design and development and of manufacturing processes, (F) serving as the representative and spokesman for the business with its various constituents, including employees, customers, suppliers, shareholders and the investment community, and (G) having oversight and supervision of financial affairs, including (1) maintenance of books and records, (2) preparation of financial statements, (3) development and maintenance of proper financial controls, (4) supervision of tax compliance in all jurisdictions and (5) preparation of reports to shareholders and governmental and other regulatory agencies and bodies. Executive acknowledges that he has been informed of and had an opportunity to discuss with the Company the specific activities Executive will perform as Services and that Executive understands the scope of the activities constituting Services.


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         6.       As of the date of this Amendment, the Company's address and facsimile number for purposes of notices under the Agreement in accordance with
Section 10 are as follows:

                                Interface, Inc.
                                   Suite 2000
                             2859 Paces Ferry Road
                             Atlanta, Georgia 30339
                             Attn: General Counsel
                             Fax No.: 770-319-6270

         7. The Agreement, as expressly amended by this Amendment, shall remain in full force and effect in accordance with its terms and continue to bind the parties.

         Executive has executed this Amendment, and the Company has caused this Amendment to be executed by a duly authorized representative, as of the date first set forth above.


                                    THE COMPANY:

                                    Interface, Inc.



                                    By: /s/ Raymond S. Willoch
                                       ----------------------------------------
                                       Raymond S. Willoch
                                       Senior Vice President - Administration


                                    EXECUTIVE:


                                    /s/ Daniel T. Hendrix
                                    -------------------------------------------
                                    Daniel T. Hendrix


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